UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 16, 2006

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 113

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-4749

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Employment Agreement with Roger L. Werner, Jr.

On October 16, 2006, in connection with the appointment of Roger L. Werner, Jr. as the President of Outdoor Channel Holdings, Inc. (the “Company”), the Company entered into an employment agreement (the “Agreement”) with Mr. Werner, which sets forth terms and provisions governing Mr. Werner’s employment as President, and effective as of November 10, 2006, the appointment of Mr. Werner as the Company’s Chief Executive Officer.

Term of Agreement.  The Agreement has an initial term of three (3) years.  The Agreement provides that the initial term will be automatically extended each year for an additional one (1) year term unless the other party provides written notice of non-renewal at least sixty days prior to the date of automatic renewal that it is electing not to extend the term.  The Agreement may be terminated at any time by either party with or without cause.

Salary.  The Agreement sets Mr. Werner’s annual salary at $300,000, effective as of October 16, 2006 (the “Effective Date”).

Sign-on Bonus.  Mr. Werner will receive a signing bonus of $300,000 as soon as practicable after the Effective Date.

Annual Incentive.  The Agreement provides that Mr. Werner will be eligible to receive, for each of the Company’s fiscal years beginning after 2006, an annual cash incentive payable for the achievement of performance goals to be established by the Board of Directors or a committee of the Board of Directors.  Mr. Werner’s annual incentive will be at least 50% of his base salary.

Stock Options.  Mr. Werner was granted nonstatutory stock options to purchase 300,000 shares of Company common stock under the Company’s 2004 Long-Term Incentive Plan (the “Plan”) at an exercise price equal to the closing price per share on the Nasdaq Global Market (“Nasdaq”) for the common stock of the Company on the Effective Date.  The shares subject to such option will be scheduled to vest at a rate of 40% on the 90th day after the Effective Date, and an additional 60% thereafter in equal monthly installments beginning four (4) months after the Effective Date such that the option is 100% vested on October 16, 2009, assuming Mr. Werner’s continued employment with the Company on each scheduled vesting date.  If after October 16, 2007 the Company terminates Mr. Werner’s employment without “Cause” (as defined in the Agreement) or Mr. Werner resigns for “Good Reason” (as also defined in the Agreement), then 100% of the option shall vest upon such termination.

Restricted Stock.  Mr. Werner was granted 150,000 shares of restricted stock under the Plan.  The restricted stock will be scheduled to vest in equal monthly installments beginning on the Effective Date such that the entire 150,000 shares are 100% vested on October 16, 2009 assuming Mr. Werner’s continued employment with the Company on each scheduled vesting date.  If after October 16, 2007 the Company terminates Mr. Werner’s employment without “Cause” or Mr. Werner resigns for “Good Reason”, then 100% of the shares of restricted stock shall vest upon such termination.

Performance Units.  Mr. Werner was granted 800,000 performance units under the Plan.  The performance units vest as provided below, and once vested, shall be settled by the Company’s issuance of shares of Company common stock reflecting that number of vested performance units:

•      two installments (of 50,000 units each) shall vest, as applicable, on the 20th trading day following the date on which the per share closing price of Company common stock, as traded on Nasdaq, reaches a price equal to $11.96 and $12.46, respectively, if (i) the average closing price per share of Company common stock over the 20-trading day period is equal to or greater than $11.96 and/or $12.46, as applicable, and (ii) such a target is reached and such average maintained within the four (4) year performance period beginning on the Effective Date;

•       three installments (of 100,00 units each) shall vest, as applicable, on the 20th trading day following the date on which the per share closing price of Company common stock, as traded on Nasdaq, reaches a price equal to $13.46, $14.46 and $15.46, respectively, if (i) the average closing price per share of Company common stock over the 20-trading day period is equal to or greater than $13.46, $14.46 and/or $15.46, as applicable, and (ii) such a target is reached and such average maintained within the four (4) year performance period beginning on the Effective Date;

•      four installments (of 100,00 units each) shall vest, as applicable, on the 20th trading day following the date on which the per share closing price of Company common stock, as traded on Nasdaq, reaches a price equal to $16.46, $17.46, $18.46 and $19.46, respectively, if (i) the average closing price per share of Company common stock over the 20-trading day period is equal to or greater than $16.46, $17.46, $18.46 and/or $19.46, as applicable, and (ii) such a target is reached and such average maintained within the five (5) year performance period beginning on the Effective Date;

•      additional performance units shall vest in a pro-rata amount at the end of the applicable four (4) or five (5) year performance period if the highest average trading price during any 20 trading day period is higher than any target previously achieved (but less than the next target number); and

•      in the event a “Change in Control” (as defined in the Plan) occurs within the applicable four (4) or five (5) year performance period, then a pro-rata portion of the then unvested performance units shall vest (to the extent described above) based upon the per share consideration paid to the holders of Company common stock in the “Change in Control.”

Employee Benefits. Mr. Werner is eligible to participate in all benefit programs available to the Company’s executive officers.

Severance.  In the event that the Company terminates Mr. Werner’s employment without “Cause” or Mr. Werner resigns for “Good Reason”, Mr. Werner will receive continued payment of his base salary (at a rate equal to 135% of such base salary) for the longer of (i) one (1) year or (ii) the remaining period of the initial three year term (the “Base Severance”).

In the event that the Company terminates Mr. Werner’s employment without “Cause” or Mr. Werner resigns for “Good Reason”, and such termination or resignation occurs prior to October 16, 2007, then in addition to the Base Severance, Mr. Werner will receive a single lump sum cash payment in an amount equal to $2,400,000 reduced by (i) the Base Severance and (ii) the amount equal to the product of (a) the per share price to holders of Company common stock in any Change in Control multiplied by (b) the number of performance units that have vested as of, and including on account of, the Change in Control.

The severance payments and other benefits will be subject to Mr. Werner entering into (and not subsequently revoking):  (1) a release of claims agreement; (2) a non-compete, non-solicitation and non-disparagement agreement that would be in effect during the period in which Mr. Werner receives severance payments and (3) the Company’s standard form of confidential information, intellectual property, non-competition and non-solicitation agreement.

Excise Tax.  In the event that the severance payments and other benefits payable to Mr. Werner constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Werner’s severance and other benefits shall be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Werner on an after-tax basis of the greatest amount of benefits.  In addition, if a “Change in Control” occurs and the Company terminates Mr. Werner’s employment without “Cause” or Mr. Werner resigns for “Good Reason” prior to October 16, 2007, then the Company will also pay a limited “gross-up” payment sufficient to pay the excise tax and any additional federal or state taxes arising from such payment.  However, this “gross-up” payment will be limited in amount so as to only guarantee Mr. Werner an amount equal to at least $1,800,000 (after all taxes and after taking into account (i) any severance payments, (ii) all base salary and signing bonus paid prior to the “Change in Control,” (iii) the value of restricted stock which has vested prior to the “Change in Control,” (iv) the value of vested performance units and (v) the gross-up payment).

Form of Performance Unit Agreement

On October 16, 2006, the Compensation Committee of the Board of Directors of the Company adopted a form of Performance Unit Agreement which is intended to serve as a standard form agreement for performance unit grants under the Plan.  The Company has granted to Mr. Werner, as summarized above, performance units pursuant to such form and may in the future grant equity awards to its employees, substantially in accordance with the terms of the form of Performance Unit Agreement, the material terms of which are briefly described below.

General Terms.  The terms of the Performance Unit Agreement provide for the grant of a number of performance units that will be paid out in shares of Company common stock once the applicable performance and/or vesting criteria have been met.  The Company may withhold a portion of the shares subject to the grant to cover applicable tax withholdings, unless the Company requires or otherwise permits the recipient to make alternate arrangements satisfactory to the Company.

Vesting.  Performance units will vest pursuant to the applicable performance and/or vesting criteria established for each grant.  Generally, performance units that have not vested by the time of a recipient’s termination of service with the Company will be forfeited.

Stockholder Rights. A performance unit recipient generally will not have any of the rights of a Company stockholder, including voting rights and the right to receive dividends and distributions, until after shares of Company common stock are issued in respect of the performance unit in accordance with applicable performance and/or vesting criteria.

The description of the form of Performance Unit Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance Unit Agreement attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 17, 2006, the Company issued a press release, attached hereto as exhibit 99.1, announcing the appointment of Roger L. Werner as the Company’s new President, effective immediately, and new Chief Executive Officer, effective as of November 10, 2006, succeeding Perry T. Massie as President, effective immediately, and as Chief Executive Officer effective as of November 10, 2006.

In addition, on October 17, 2006, the Board of Directors of the Company appointed Mr. Werner to serve as a member of the Company’s Board of Directors.

Mr. Massie ceases to be the President of the Company, effective immediately, and the Chief Executive Officer of the Company, effective November 10, 2006.  Mr. Massie will continue to serve as the Chairman of the Board of the Company.

Since the Fall of 2001, Mr. Werner has served as Chairman of Werner Telesport, LLC, a sports programming and production company. From 1995 to until 2001, he served as the President and CEO of Speedvision and Outdoor Life Networks. From 1990 to 1994, Mr. Werner served as President and CEO of Daniels Programming Ventures, LLC, where he managed Daniels interest with Prime Ticket (now Fox Sports West), and Prime Sports Network Group, a joint venture with Liberty Media, along with a number of other sports media properties.  From 1982 to 1988 he was the Chief Operating Officer of ESPN and from 1989 to 1990 he was its Chief Executive Officer. Prior to working at ESPN, he served as a management consultant for McKinsey and Company from 1979 to 1982.  Mr. Werner serves on the Board of Directors of WATV Productions and Narrowstep Inc. (NRWS.OB).

Mr. Werner received his masters of business administration degree from the Darden School at the University of Virginia and his bachelor of arts degree from Trinity college in Hartford, Connecticut.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Roger L. Werner, Jr., effective as of October 16, 2006.
10.2	Form of Performance Unit Agreement
99.1	Outdoor Channel Holdings, Inc. News Release issued October 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Thomas E. Hornish
Thomas E. Hornish
General Counsel

Date: October 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with Roger L. Werner, Jr., effective as of October 16, 2006.
10.2	Form of Performance Unit Agreement
99.1	Outdoor Channel Holdings, Inc. News Release issued October 17, 2006.